EXHIBIT 99.1
Vanguard Reports Third Quarter Results
NASHVILLE, Tenn. — May 9, 2011 — Vanguard Health Systems, Inc. (Vanguard) today announced results for the third quarter ended March 31, 2011.
Total revenues for the quarter ended March 31, 2011 were $1,519.6 million, an increase of $661.5 million or 77.1% from the prior year quarter. Patient service revenues increased $659.0 million from the prior year quarter. These revenue increases were primarily due to the fiscal year 2011 acquisitions, including the acquisition of The Detroit Medical Center effective January 1, 2011. Same hospital patient service revenues increased $44.4 million or 6.9% during the current year quarter compared to the prior year quarter. Health plan premium revenues increased $2.5 million or 1.2% from the prior year quarter. The increase in same hospital patient service revenues was primarily attributable to a 4.0% increase in same hospital adjusted discharges and a 2.8% increase in same hospital patient revenue per adjusted discharge during the current year quarter compared to the prior year quarter.
Vanguard reported income from continuing operations of $6.8 million for the quarter ended March 31, 2011 compared to a loss from continuing operations of $31.9 million during the prior year quarter. During the current year quarter, net income attributable to Vanguard Health Systems, Inc. stockholders was $2.8 million compared to a loss of $32.8 million during the prior year quarter. The prior year quarter amount included $73.2 million of debt extinguishment costs resulting from our comprehensive debt refinancing in January 2010. Several individual cost and expense line items were significantly impacted by the fiscal year 2011 acquisitions. Salaries and benefits as a percentage of total revenues increased to 42.8% during the current year quarter compared to 38.1% during the prior year quarter. On a same hospital basis, salaries and benefits as a percentage of total revenues was slightly lower during the current year quarter compared to the prior year quarter. Purchased services as a percentage of total revenues increased to 8.2% during the current year quarter from 5.2% during the prior year quarter, of which 210 basis points of the increase related to the fiscal year 2011 acquisitions. The provision for doubtful accounts as a percentage of acute care services segment revenues (prior to charity and uninsured discounts) increased to 7.8% during the current year quarter compared to 5.5% during the prior year quarter. On a same hospital basis, the provision for doubtful accounts as a percentage of acute care services segment revenues (prior to charity and uninsured discounts) was 6.9% during the current year quarter. On a same hospital basis, total uncompensated care as a percentage of acute care services segment revenues (prior to charity and uninsured revenue deductions) was 17.6% during the current year quarter compared to 15.0% during the prior year quarter. Same hospital self-pay patient days were up only slightly compared to the prior year quarter, but increased pricing and higher levels of patient deductibles and co-insurance continue to make collecting patient receivables more difficult. Impairment and restructuring charges were $5.1 million during the current year quarter, which represent severance and benefit costs associated with a re-alignment of certain of our corporate functions to a regional market basis. Acquisition related expenses were $6.9 million during the current year quarter, which represent $4.8 million of real estate transfer taxes associated with the DMC acquisition effective January 1, 2011 and other expenses incurred to complete our fiscal year 2011 acquisitions.
Adjusted EBITDA for the quarter ended March 31, 2011 was $128.6 million, a 42.1% increase compared to the prior year quarter. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the quarters ended March 31, 2010 and 2011 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended March 31, 2011 reflect a 58.4% increase in discharges and a 62.9% increase in adjusted discharges compared to the prior year quarter. On a same hospital basis, discharges increased 1.6% and adjusted discharges increased 4.0% during the current year quarter compared to the prior year quarter. During the current year quarter, same hospital emergency room visits increased 13.1%, while same hospital inpatient surgeries and outpatient surgeries decreased 1.7% and 4.1%, respectively, compared to the prior year quarter. We continue to be impacted by weak consumer demand for elective surgeries and also have experienced continuing declines in same hospital deliveries during the current year quarter compared to the prior year quarter.
Total revenues for the nine months ended March 31, 2011 were $3,394.1 million, an increase of $875.6 million or 34.8% from the prior year period. Patient service revenues increased $857.3 million from the prior year period. Total revenues and patient service revenues were positively impacted by the previously mentioned fiscal year 2011 acquisitions. Health plan premium revenues increased $18.3 million or 2.9% from the prior year period. Our Phoenix Health Plan had higher enrollment during the current year period compared to the prior year period. Same hospital patient service revenues increased $101.4 million or 5.4% during the current year period compared to the prior year period primarily due to a 3.0% increase in same hospital adjusted discharges and a 2.3% increase in same hospital patient revenue per adjusted discharge.
Vanguard reported income from continuing operations of $7.0 million for the nine months ended March 31, 2011 compared to a $48.0 million loss from continuing operations during the prior year period. During the nine months ended March 31, 2011, net loss attributable to Vanguard Health Systems, Inc. stockholders was $1.0 million compared to $52.0 million during the prior year period.
Adjusted EBITDA for the nine months ended March 31, 2011 was $292.7 million, a 20.1% increase compared to the prior year period. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the nine months ended March 31, 2010 and 2011 is included in the attached supplemental financial information.
The consolidated operating results for the nine months ended March 31, 2011 reflect a 25.8% increase in discharges and a 28.9% increase in adjusted discharges compared to the prior year period. On a same hospital basis, discharges increased 0.5% and adjusted discharges increased 3.0% during the current year period compared to the prior year period. During the current year period, same hospital emergency room visits increased 6.5%, while same hospital inpatient surgeries and outpatient surgeries decreased 4.6% and 5.2%, respectively, compared to the prior year period.
Cash flows from operating activities were $210.0 million for the nine months ended March 31, 2011, a decrease of $8.7 million from the prior year period. This decrease was primarily due to a $57.1 million increase in net cash paid for interest and income taxes during the current year period compared to the prior year period. Cash interest payments were higher as a result of Vanguard’s comprehensive refinancing completed in January 2010 and the additional senior notes issued in July 2010.
Vanguard will host a conference call for investors at 11:00 am EDT on May 10, 2011. All interested investors are invited to access a live audio broadcast of the call, via webcast. The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on “Third Quarter Webcast” or at http://visualwebcaster.com/event.asp?id=78448. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com. To access the replay, click on the Latest News link on the Investor Relations page of www.vanguardhealth.com. The replay will be available via this link for one year.
Vanguard owns and operates 26 acute care and specialty hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; Detroit, Michigan and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets or to increase its presence in existing markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities Vanguard serves.

This press release contains “forward-looking statements” within the meaning of the federal securities laws which are intended to be covered by the safe harbors created thereby. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this release by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by Vanguard’s management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to generate cash necessary to service Vanguard’s debt; weakened economic conditions and volatile capital markets; post-payment claims reviews by governmental agencies; Vanguard’s ability to successfully implement Vanguard’s business strategies; Vanguard’s ability to successfully integrate the acquisition of substantially all of the assets of The Detroit Medical Center, Westlake Hospital and West Suburban Medical Center and future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the industry, including Medicare and Medicaid reimbursement levels; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; Vanguard’s ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; potential federal or state reform of healthcare, implementation of existing reform legislation and potential modifications to such legislation; future governmental investigations; Vanguard’s ability to adequately enhance its facilities with technologically advanced equipment; the availability of capital to fund Vanguard’s corporate growth strategy; potential lawsuits or other claims asserted against Vanguard; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; changes in general economic conditions; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on Vanguard’s senior management team and local management personnel; volatility of professional and general liability insurance for Vanguard and the physicians who practice at its hospitals and increases in the quantity and severity of professional liability claims; Vanguard’s ability to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; increased costs from further government regulation of healthcare and Vanguard’s failure to comply, or allegations of Vanguard’s failure to comply, with applicable laws and regulations; the geographic concentration of Vanguard’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; a failure of Vanguard’s information systems would adversely impact its ability to manage its operations; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market values of Vanguard’s reporting units; volatility of materials and labor costs for potential construction projects that may be necessary for future growth; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q .
Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Quarter ended March 31,
	2010		2011

Patient service revenues	$646.7	75.4%	$1,305.7	85.9%
Premium revenues	211.4	24.6	213.9	14.1

Total revenues	858.1	100.0	1,519.6	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $0.6 and $0.7, respectively)	327.0	38.1	650.9	42.8
Health plan claims expense	168.1	19.6	169.1	11.1
Supplies	114.0	13.3	207.8	13.7
Provision for doubtful accounts	40.8	4.7	111.1	7.3
Purchased services	44.5	5.2	124.4	8.2
Non-income taxes	13.9	1.6	30.9	2.0
Rents and leases	10.9	1.3	15.2	1.0
Other operating expenses	49.0	5.7	82.3	5.4
Depreciation and amortization	34.3	4.0	55.8	3.7
Interest, net	29.9	3.5	48.0	3.2
Acquisition related expenses	—	—	6.9	0.4
Debt extinguishment costs	73.2	8.5	—	—
Impairment and restructuring charges	—	—	5.1	0.3
Other	0.9	0.1	0.9	0.1

Total costs and expenses	906.5	105.6	1,508.4	99.3
Income (loss) from continuing operations before income taxes	(48.4)	(5.6)	11.2	0.7
Income tax benefit (expense)	16.5	1.9	(4.4)	(0.3)

Income (loss) from continuing operations	(31.9)	(3.7)	6.8	0.4
Loss from discontinued operations, net of taxes	(0.5)	(0.1)	(3.2)	(0.2)

Net income (loss)	(32.4)	(3.8)	3.6	0.2
Less: Net loss attributable to non-controlling interests	(0.4)	—	(0.8)	—

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(32.8)	(3.8)%	$2.8	0.2%

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Nine months ended March 31,
	2010		2011

Patient service revenues	$1,890.5	75.1%	$2,747.8	81.0%
Premium revenues	628.0	24.9	646.3	19.0

Total revenues	2,518.5	100.0	3,394.1	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $3.5 and $3.6, respectively)	962.6	38.2	1,381.2	40.7
Health plan claims expense	499.9	19.8	508.0	15.0
Supplies	339.4	13.5	462.3	13.6
Provision for doubtful accounts	113.0	4.5	214.1	6.3
Purchased services	135.0	5.4	237.9	7.0
Non-income taxes	38.8	1.6	64.1	1.9
Rents and leases	32.8	1.3	37.9	1.1
Other operating expenses	156.8	6.2	199.5	5.9
Depreciation and amortization	101.9	4.0	131.6	3.9
Interest, net	84.7	3.4	117.9	3.5
Acquisition related expenses	—	—	11.9	0.3
Debt extinguishment costs	73.2	2.9	—	—
Impairment and restructuring charges	43.1	1.7	6.0	0.2
Other	3.5	0.1	3.0	0.1

Total costs and expenses	2,584.7	102.6	3,375.4	99.5

Income (loss) from continuing operations before income taxes	(66.2)	(2.6)	18.7	0.5
Income tax benefit (expense)	18.2	0.7	(11.7)	(0.3)

Income (loss) from continuing operations	(48.0)	(1.9)	7.0	0.2
Loss from discontinued operations, net of taxes	(1.9)	(0.1)	(5.4)	(0.1)

Net income (loss)	(49.9)	(2.0)	1.6	0.1
Less: Net income attributable to non-controlling interests	(2.1)	(0.1)	(2.6)	(0.1)

Net loss attributable to Vanguard Health Systems, Inc. stockholders	$(52.0)	(2.1)%	$(1.0)	—%

Vanguard Health Systems, Inc.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Nine months ended
	March 31,		March 31,
	2010	2011	2010	2011
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(32.8)	$2.8	$(52.0)	$(1.0)
Interest, net	29.9	48.0	84.7	117.9
Income tax expense (benefit)	(16.5)	4.4	(18.2)	11.7
Depreciation and amortization	34.3	55.8	101.9	131.6
Non-controlling interests	0.4	0.8	2.1	2.6
Loss on disposal of assets	—	0.8	0.4	0.9
Equity method income	(0.3)	—	(0.8)	(0.6)
Stock compensation	0.6	0.7	3.5	3.6
Monitoring fees and expenses	1.2	1.2	3.9	3.7
Realized losses on investments	—	—	—	0.1
Acquisition related expenses	—	6.9	—	11.9
Debt extinguishment costs	73.2	—	73.2	—
Impairment and restructuring charges	—	5.1	43.1	6.0
Pension credits	—	(1.1)	—	(1.1)
Discontinued operations, net of taxes	0.5	3.2	1.9	5.4

Adjusted EBITDA (1)	$90.5	$128.6	$243.7	$292.7

(1)	Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

		(Unaudited)
	June 30,	March 31,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$257.6	$502.6
Restricted cash	2.3	2.3
Accounts receivable, net of allowance for doubtful accounts of approximately $75.6 and $165.0, respectively	270.4	517.0
Inventories	49.6	83.8
Deferred tax assets	21.9	18.3
Prepaid expenses and other current assets	119.2	164.6

Total current assets	721.0	1,288.6
Property, plant and equipment, net of accumulated depreciation	1,203.8	1,795.9
Goodwill	649.1	786.9
Intangible assets, net of accumulated amortization	66.0	96.2
Deferred tax assets, noncurrent	50.0	48.1
Investments in securities	19.8	81.6
Other assets	19.9	64.9

Total assets	$2,729.6	$4,162.2

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$194.8	$313.8
Accrued salaries and benefits	144.9	243.4
Accrued health plan claims and settlements	149.8	168.3
Accrued interest	41.4	32.0
Other accrued expenses and current liabilities	76.9	161.6
Current maturities of long-term debt and capital leases	8.2	13.0

Total current liabilities	616.0	932.1
Professional and general liability and workers compensation reserves	83.6	320.3
Pension benefit obligation, less current portion	—	202.8
Other liabilities	31.6	127.5
Long-term debt and capital leases, less current maturities	1,743.8	2,766.1
Commitments and contingencies
Equity (deficit):
Vanguard Health Systems, Inc. stockholders’ equity (deficit):
Common stock	—	—
Additional paid-in capital (distributions in excess of paid-in capital)	354.9	(88.5)
Accumulated other comprehensive income (loss)	(2.5)	0.9
Retained deficit	(105.9)	(106.9)

Total Vanguard Health Systems, Inc. stockholders’ equity (deficit)	246.5	(194.5)
Non-controlling interests	8.1	7.9

Total equity (deficit)	254.6	(186.6)

Total liabilities and equity	$2,729.6	$4,162.2

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine months ended
	March 31,
	2010	2011
Operating activities:
Net income (loss)	$(49.9)	$1.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	1.9	5.4
Depreciation and amortization	101.9	131.6
Provision for doubtful accounts	113.0	214.1
Amortization of loan costs and accretion of principal on notes	10.2	14.9
Loss on disposal of assets	0.4	0.9
Debt extinguishment costs	73.2	—
Stock compensation	3.5	3.6
Deferred income taxes	(20.0)	6.5
Acquisition related expenses	—	11.9
Impairment loss	43.1	0.9
Realized loss on investments	—	0.1
Changes in operating assets and liabilities, net of the impact of acquisitions:
Accounts receivable	(132.5)	(326.2)
Inventories	(0.9)	(1.3)
Prepaid expenses and other current assets	(12.8)	39.2
Accounts payable and other current liabilities	89.5	112.2

Net cash provided by operating activities — continuing operations	220.6	215.4
Net cash used in operating activities — discontinued operations	(1.9)	(5.4)

Net cash provided by operating activities	218.7	210.0

Investing activities:
Acquisitions and related expenses	(1.5)	(463.9)
Capital expenditures	(111.1)	(139.1)
Proceeds from asset dispositions	1.5	1.6
Net proceeds from sales of investments in securities	—	110.9
Other	(0.3)	(3.7)

Net cash used in investing activities	(111.4)	(494.2)

Financing activities:
Payments of long-term debt and capital leases	(1,557.4)	(6.6)
Proceeds from debt borrowings	1,751.3	1,011.2
Payments of refinancing costs and fees	(90.1)	(25.7)
Dividends paid to equity holders	—	(447.2)
Repurchases of stock	(300.6)	—
Distributions paid to non-controlling interests and other	(8.4)	(2.5)

Net cash provided by (used in) financing activities	(205.2)	529.2

Net increase (decrease) in cash and cash equivalents	(97.9)	245.0
Cash and cash equivalents, beginning of year	308.2	257.6

Cash and cash equivalents, end of year	$210.3	$502.6

Net cash paid for interest	$72.7	$116.1

Net cash paid (received) for income taxes	$(13.2)	$0.5

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended March 31, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$657.4	100.0%	$—	—%	$(10.7)	$646.7
Premium revenues	—	—	211.4	100.0	—	211.4

Total revenues	657.4	100.0	211.4	100.0	(10.7)	858.1

Salaries and benefits (excludes stock compensation)	318.0	48.4	8.4	4.0	—	326.4
Health plan claims expense(1)	—	—	178.8	84.6	(10.7)	168.1
Supplies	114.0	17.3	—	—	—	114.0
Provision for doubtful accounts	40.8	6.2	—	—	—	40.8
Other operating expenses	109.0	16.6	9.3	4.4	—	118.3

Total operating expenses	581.8	88.5	196.5	93.0	(10.7)	767.6

Segment EBITDA(2)	75.6	11.5	14.9	7.0	—	90.5
Less:
Interest, net	30.1	4.6	(0.2)	(0.0)	—	29.9
Depreciation and amortization	33.2	5.0	1.1	0.5	—	34.3
Equity method income	(0.3)	(0.0)	—	—	—	(0.3)
Stock compensation	0.6	0.1	—	—	—	0.6
Monitoring fees and expenses	1.2	0.2	—	—	—	1.2
Debt extinguishment costs	73.2	11.1	—	—	—	73.2

Income (loss) from continuing operations before income taxes	$(62.4)	(9.5)%	$14.0	6.6%	$—	$(48.4)

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance for Vanguard’s segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Quarter ended March 31, 2011
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$1,317.1	100.0%	$—	—%	$(11.4)	$1,305.7
Premium revenues	—	—	213.9	100.0	—	213.9

Total revenues	1,317.1	100.0	213.9	100.0	(11.4)	1,519.6

Salaries and benefits (excludes stock compensation)	641.6	48.7	8.6	3.9	—	650.2
Health plan claims expense(1)	—	—	180.5	84.4	(11.4)	169.1
Supplies	207.8	15.8	—	—	—	207.8
Provision for doubtful accounts	111.1	8.4	—	—	—	111.1
Other operating expenses	242.6	18.4	10.2	4.8	—	252.8

Total operating expenses	1,203.1	91.3	199.3	93.2	(11.4)	1,391.0

Segment EBITDA(2)	114.0	8.7	14.6	6.8	—	128.6
Less:
Interest, net	47.8	3.6	0.2	0.1	—	48.0
Depreciation and amortization	54.7	4.2	1.1	0.5	—	55.8
Stock compensation	0.7	0.1	—	—	—	0.7
Loss on disposal of assets	0.8	0.1	—	—	—	0.8
Monitoring fees and expenses	1.2	0.1	—	—	—	1.2
Acquisition related expenses	6.9	0.5	—	—	—	6.9
Impairment and restructuring charges	5.1	0.4	—	—	—	5.1
Pension credits	(1.1)	(0.1)	—	—	—	(1.1)

Income (loss) from continuing operations before income taxes	$(2.1)	0.1%	$13.3	6.2%	$—	$11.2

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance for Vanguard’s segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Nine months ended March 31, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$1,922.2	100.0%	$—	—%	$(31.7)	$1,890.5
Premium revenues	—	—	628.0	100.0	—	628.0

Total revenues	1,922.2	100.0	628.0	100.0	(31.7)	2,518.5

Salaries and benefits (excludes stock compensation)	933.9	48.6	25.2	4.0	—	959.1
Health plan claims expense(1)	—	—	531.6	84.7	(31.7)	499.9
Supplies	339.3	17.6	0.1	—	—	339.4
Provision for doubtful accounts	113.0	5.9	—	—	—	113.0
Other operating expenses	336.2	17.5	27.2	4.3	—	363.4

Total operating expenses	1,722.4	89.6	584.1	93.0	(31.7)	2,274.8

Segment EBITDA(2)	199.8	10.4	43.9	7.0	—	243.7
Less:
Interest, net	85.3	4.4	(0.6)	(0.1)	—	84.7
Depreciation and amortization	98.6	5.1	3.3	0.5	—	101.9
Equity method income	(0.8)	—	—	—	—	(0.8)
Stock compensation	3.5	0.2	—	—	—	3.5
Loss on disposal of assets	0.4	—	—	—	—	0.4
Monitoring fees and expenses	3.9	0.2	—	—	—	3.9
Debt extinguishment costs	73.2	3.8	—	—	—	73.2
Impairment and restructuring charges	43.1	2.3	—	—	—	43.1

Income (loss) from continuing operations before income taxes	$(107.4)	(5.6)%	$41.2	6.6%	$—	$(66.2)

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance for Vanguard’s segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Nine months ended March 31, 2011
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$2,781.0	100.0%	$—	—%	$(33.2)	$2,747.8
Premium revenues	—	—	646.3	100.0	—	646.3

Total revenues	2,781.0	100.0	646.3	100.0	(33.2)	3,394.1

Salaries and benefits (excludes stock compensation)	1,352.5	48.6	25.1	3.9	—	1,377.6
Health plan claims expense(1)	—	—	541.2	83.7	(33.2)	508.0
Supplies	462.2	16.6	0.1	—	—	462.3
Provision for doubtful accounts	214.1	7.7	—	—	—	214.1
Other operating expenses	508.5	18.3	30.9	4.8	—	539.4

Total operating expenses	2,537.3	91.2	597.3	92.4	(33.2)	3,101.4

Segment EBITDA(2)	243.7	8.8	49.0	7.6	—	292.7
Less:
Interest, net	118.9	4.3	(1.0)	(0.1)	—	117.9
Depreciation and amortization	128.3	4.6	3.3	0.5	—	131.6
Equity method income	(0.6)	—	—	—	—	(0.6)
Stock compensation	3.6	0.1	—	—	—	3.6
Loss on disposal of assets	0.9	—	—	—	—	0.9
Monitoring fees and expenses	3.7	0.1	—	—	—	3.7
Realized loss on investments	0.1	—	—	—	—	0.1
Acquisition related expenses	11.9	0.4	—	—	—	11.9
Impairment and restructuring charges	6.0	0.3	—	—	—	6.0
Pension credits	(1.1)	—	—	—	—	(1.1)

Income (loss) from continuing operations before income taxes	$(28.0)	(1.0)%	$46.7	7.2%	$—	$18.7

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance for Vanguard’s segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended
	March 31,
CONSOLIDATED:	2010	2011	% Change
Number of hospitals at end of period	15	26
Licensed beds at end of period	4,135	6,280
Discharges	42,293	66,990	58.4%
Adjusted discharges	73,419	119,573	62.9
Adjusted discharges — hospitals	69,646	111,692	60.4
Average length of stay	4.27	4.60	7.7
Patient days	180,672	308,183	70.6
Adjusted patient days	313,638	550,086	75.4
Adjusted patient days — hospitals	297,522	513,833	72.7
Patient revenue per adjusted discharge	$8,624	$10,507	21.8
Patient revenue per adjusted discharge — hospitals	$8,737	$10,733	22.8
Inpatient surgeries	9,188	15,181	65.2
Outpatient surgeries	18,425	28,932	57.0
Emergency room visits	154,987	291,722	88.2%

Charity care and uninsured discounts as a percent of acute care segment revenues (prior to these discounts)	9.5%	7.7%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.5%	7.8%

Net patient revenue payer mix:
Medicare	26.2%	25.5%
Medicaid	7.5	15.2
Managed Medicare	14.9	9.9
Managed Medicaid	9.2	9.4
Managed care	34.6	30.3
Commercial	1.1	0.7
Self-pay	6.5	9.0

Total	100.0%	100.0%

Discharges by payer:
Medicare	28.3%	29.2%
Medicaid	8.7	10.1
Managed Medicare	16.7	13.6
Managed Medicaid	15.1	18.0
Managed care	26.2	22.8
Commercial	0.4	0.5
Self-pay	4.6	5.8

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Nine Months Ended
	March 31,
CONSOLIDATED:	2010	2011	% Change
Number of hospitals at end of period	15	26
Licensed beds at end of period	4,135	6,280
Discharges	126,211	158,770	25.8%
Adjusted discharges	220,063	283,739	28.9
Adjusted discharges — hospitals	208,763	267,584	28.2
Average length of stay	4.19	4.35	3.8
Patient days	528,877	690,560	30.6
Adjusted patient days	922,157	1,234,103	33.8
Adjusted patient days — hospitals	874,803	1,163,840	33.0
Patient revenue per adjusted discharge	$8,410	$9,392	11.7
Patient revenue per adjusted discharge — hospitals	$8,502	$9,172	7.9
Inpatient surgeries	28,076	34,764	23.8
Outpatient surgeries	56,885	67,823	19.2
Emergency room visits	465,714	643,085	38.1%

Charity care and uninsured discounts as a percent of acute care segment revenues (prior to these discounts)	10.5%	9.3%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.2%	7.0%

Net patient revenue payer mix:
Medicare	25.6%	25.6%
Medicaid	7.3	11.4
Managed Medicare	14.9	12.3
Managed Medicaid	9.6	9.2
Managed care	34.8	32.2
Commercial	1.1	0.9
Self-pay	6.7	8.4

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.5%	28.5%
Medicaid	8.7	10.3
Managed Medicare	16.3	14.8
Managed Medicaid	15.3	16.1
Managed care	26.9	24.2
Commercial	0.4	0.5
Self-pay	4.9	5.6

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Quarter ended
	March 31,
SAME HOSPITAL (1):	2010	2011	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,029
Patient service revenues (in millions)	$646.7	$691.1	6.9%
Discharges	42,293	42,979	1.6
Adjusted discharges	73,419	76,335	4.0
Adjusted discharges — hospitals	69,646	72,092	3.5
Average length of stay	4.27	4.27	0.0
Patient days	180,672	183,721	1.7
Adjusted patient days	313,638	326,309	4.0
Adjusted patient days — hospitals	297,522	308,168	3.6
Patient revenue per adjusted discharge	$8,624	$8,863	2.8
Patient revenue per adjusted discharge — hospitals	$8,737	$8,813	0.9
Inpatient surgeries	9,188	9,034	(1.7)
Outpatient surgeries	18,425	17,675	(4.1)
Emergency room visits	154,987	175,274	13.1%

Charity care and uninsured discounts as a percent of acute care services segment revenues (prior to these discounts)	9.5%	10.7%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.5%	6.9%

Net patient revenue payer mix:
Medicare	26.2%	23.9%
Medicaid	7.5	8.5
Managed Medicare	14.9	15.5
Managed Medicaid	9.2	9.3
Managed care	34.6	33.3
Commercial	1.1	1.3
Self-pay	6.5	8.2

Total	100.0%	100.0%

Discharges by payer:
Medicare	28.3%	27.9%
Medicaid	8.7	8.5
Managed Medicare	16.7	18.5
Managed Medicaid	15.1	15.0
Managed care	26.2	24.9
Commercial	0.4	0.5
Self-pay	4.6	4.7

Total	100.0%	100.0%

(1)	Same hospital results exclude those facilities that were not part of Vanguard for the full quarters of both years.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Nine Months Ended
	March 31,
SAME HOSPITAL (1):	2010	2011	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,029
Patient service revenues (in millions)	$1,890.5	$1,991.9	5.4%
Discharges	126,211	126,848	0.5
Adjusted discharges	220,063	226,648	3.0
Adjusted discharges — hospitals	208,763	214,432	2.7
Average length of stay	4.19	4.18	(0.0)
Patient days	528,877	530,194	0.2
Adjusted patient days	922,157	947,336	2.7
Adjusted patient days — hospitals	874,803	896,272	2.5
Patient revenue per adjusted discharge	$8,410	$8,605	2.3
Patient revenue per adjusted discharge — hospitals	$8,502	$8,642	1.6
Inpatient surgeries	28,076	26,780	(4.6)
Outpatient surgeries	56,885	53,928	(5.2)
Emergency room visits	465,714	496,209	6.5%

Charity care and uninsured discounts as a percent of acute care services segment revenues (prior to these discounts)	10.5%	10.8%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.2%	6.5%

Net patient revenue payer mix:
Medicare	25.6%	24.6%
Medicaid	7.3	7.7
Managed Medicare	14.9	15.3
Managed Medicaid	9.6	9.4
Managed care	34.8	34.4
Commercial	1.1	1.1
Self-pay	6.7	7.5

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.5%	27.6%
Medicaid	8.7	8.6
Managed Medicare	16.3	17.4
Managed Medicaid	15.3	15.4
Managed care	26.9	25.6
Commercial	0.4	0.4
Self-pay	4.9	5.0

Total	100.0%	100.0%

(1)	Same hospital results exclude those facilities that were not part of Vanguard for the nine-month periods of both years.

Contact:	Vanguard Health Systems, Inc.
Gary Willis
Senior Vice President and Chief Accounting Officer
(615) 665-6098